UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934*
Date of Report (Date of earliest event reported): September 17, 2007
MEDIANEWS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	033-75156	76-0425553

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 W. Colfax, Suite 1100
Denver, Colorado	80202

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 954-6360
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
*	The registrant is not subject to the filing requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 and is voluntarily filing this Current Report on Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.
     On September 17, 2007, MediaNews Group, Inc. (the “Company”) entered into an amendment of its senior Credit Agreement dated as of December 30, 2003, between the Company, certain subsidiaries of the Company, Bank of America, N.A., as Administrative Agent, and the other financial institutions and lenders party thereto, as previously amended by the First through Sixth amendments (the “Credit Agreement”).
     The September 17, 2007 amendment changed financial covenants contained in the Credit Agreement that are applicable to the Company. After giving effect to the amendment, such ratios are as follows:
     (a) Consolidated Total Leverage Ratio. The Consolidated Total Leverage Ratio as of the end of any fiscal quarter of the Company set forth below may not be greater than the ratio corresponding to such fiscal quarter:

Calendar Year	March 31	June 30	September 30	December 31
2007	N/A	6.75 to 1.0	6.75 to 1.0	6.75 to 1.0
2008	6.75 to 1.0	6.50 to 1.0	6.25 to 1.0	6.25 to 1.0
2009	6.00 to 1.0	6.00 to 1.0	5.75 to 1.0	5.75 to 1.0
2010	5.75 to 1.0	5.75 to 1.0	5.50 to 1.0	5.50 to 1.0
2011	5.50 to 1.0	5.50 to 1.0	5.00 to 1.0	5.00 to 1.0
thereafter	5.00 to 1.0	5.00 to 1.0	5.00 to 1.0	5.00 to 1.0

     (b) Ratio of Consolidated Senior Debt to Consolidated Operating Cash Flow. The ratio of Consolidated Senior Debt to Consolidated Operating Cash Flow as of the end of any fiscal quarter of the Company set forth below may not be greater than the ratio corresponding to such fiscal quarter:

Calendar Year	March 31	June 30	September 30	December 31
2007	N/A	4.25 to 1.0	4.25 to 1.0	4.25 to 1.0
2008	4.25 to 1.0	4.25 to 1.0	4.00 to 1.0	4.00 to 1.0
2009	3.50 to 1.0	3.50 to 1.0	3.25 to 1.0	3.25 to 1.0
2010	3.25 to 1.0	3.25 to 1.0	3.25 to 1.0	3.25 to 1.0
thereafter	3.00 to 1.0	3.00 to 1.0	3.00 to 1.0	3.00 to 1.0

     (c) Fixed Charge Coverage. The ratio of (i) Consolidated Operating Cash Flow to (ii) Consolidated Fixed Charges as of the end of any fiscal quarter of the Company set forth below may not be less than the ratio corresponding to such fiscal quarter:

Calendar Year	March 31	June 30	September 30	December 31
2007	N/A	1.25 to 1.0	1.15 to 1.0	1.15 to 1.0
thereafter	1.25 to 1.0	1.25 to 1.0	1.25 to 1.0	1.25 to 1.0

     The September 17, 2007 amendment also changed the pricing grid for determining interest rates on borrowings under the Credit Agreement (the pricing grid shows the margin over LIBOR or Base Rate payable by the Company). The changed pricing grid is as follows:

				Eurodollar Loans			Base Rate Loans
				Revolving Loans and			Revolving Loans and
Pricing Tier	Consolidated Total Leverage Ratio	Commitment Fee	Letters of Credit	Tranche A Term Loan	Tranche B Term Loan	Tranche C Term Loan	Tranche A Term Loan	Tranche B Term Loan	Tranche C Term Loan
1	Less than 3.5x	0.25%	1.25%	1.25%	1.75%	2.25%	0.50%	0.75%	1.25%
2	Less than 4.5 to 1.0 but equal to or greater than 3.5 to 1.0	0.25%	1.375%	1.375%	1.75%	2.25%	0.50%	0.75%	1.25%
3	Less than 5.5 to 1.0 but equal to or greater than 4.5 to 1.0	0.375%	1.50%	1.50%	1.75%	2.25%	0.50%	0.75%	1.25%
4	Equal to or greater than 5.5 to 1.0	0.375%	1.75%	1.75%	1.75%	2.25%	0.50%	0.75%	1.25%

     Prior to the September 17, 2007 amendment, the size of the Company’s revolving credit facility under the Credit Agreement was scheduled to be reduced by $100.0 million (to $250.0 million) on December 30, 2008. The amendment eliminates this reduction. Instead, the Company voluntarily reduced the size of its revolving credit facility by $115.0 million, to $235.0 million, effective October 1, 2007.
     The September 17, 2007 amendment also contained certain other definitional and minor structural changes.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIANEWS GROUP, INC.

Dated:	September 20, 2007	By:	/s/ Ronald A. Mayo

Ronald A. Mayo Vice President, Chief Financial Officer and Duly Authorized Officer of Registrant

4